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           [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP]

                                                                   July 29, 2004


Fisher Scientific International Inc.
One Liberty Lane
Hampton, NH 03842


         Re: Fisher Scientific International Inc.; Registration Statement on Form S-4 (File No. 333-115781)


         We are acting as special counsel to Fisher Scientific International Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (File No. 333-115781) initially filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on May 24, 2004 and amended by Amendment No. 1 thereto filed on June 1, 2004, Amendment No. 2 thereto filed on July 13, 2004, Amendment No. 3 thereto filed on July 27, 2004 and Amendment No. 4 thereto filed as of the date hereof (as so amended, the "Registration Statement") relating to the proposed exchange offer by Apogent Technologies Inc. ("Apogent") of up to $345,000,000 aggregate principal amount of the Floating Rate Convertible Senior Debentures due 2033 (the "New Floating Rate Debentures") of Apogent for an equal principal amount of the issued and outstanding Floating Rate Senior Convertible Contingent Debt Securities due 2033 (the "Old Floating Rate CODES") of Apogent (the "Floating Rate Exchange Offer") and the consent solicitation to a proposed amendment to the Resale Registration Rights Agreement, dated as of December 17, 2003, by and among Apogent, as issuer, the several subsidiary guarantors from time to time parties thereto, and the initial purchasers of the Old Floating Rate CODES relating to the Old Floating Rate CODES. The Floating Rate Exchange Offer is subject to consummation of the merger pursuant to which a wholly-owned subsidiary of the Company will merge into Apogent and Apogent will become a wholly-owned subsidiary of the Company (the "Merger"). The New Floating Rate Debentures will be issued pursuant to an Indenture to be entered into by and among Apogent, the Company and The Bank of New York, as trustee (the "Floating Rate Indenture"). Upon consummation of the Merger, the New Floating Rate Debentures will be convertible, upon the occurrence of certain events, into shares of the Company's common stock, par value $0.01 per share (the "Common Stock" and the shares into which the New Floating Rate Debentures are initially convertible, the "Shares") in accordance with the terms of the Floating Rate Indenture. Upon the occurrence of certain events, the Company will fully and unconditionally guarantee the full and prompt payment of principal and interest (including contingent interest), if any, with respect to the New Floating Rate Debentures to the extent set forth in the Floating Rate Indenture and the form of guarantee included in the form of the New Floating Rate Debentures (the "Floating Rate Guarantee").
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Fisher Scientific International Inc.
July 29, 2004
Page 2



                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement as filed with the Commission on May 24, 2004; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on June 1, 2004; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on July 13, 2004; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on July 27, 2004; (v) Amendment No. 4 to the Registration Statement filed as of the date hereof; (vi) a specimen certificate evidencing the Common Stock; (vii) the Amended and Restated Certificate of Incorporation of the Company, as filed with and certified by the Secretary of State of the State of Delaware; (viii) the By-Laws of the Company, certified by the Secretary of the Company, as currently in effect; (ix) the form of the Floating Rate Indenture, filed as an exhibit to Amendment No. 2 to the Registration Statement; (x) the form of Floating Rate Guarantee, attached as an exhibit to the form of Floating Rate Indenture; and (xi) certain resolutions of the Board of Directors of the Company adopted as of June 8, 2004 relating to the reservation for and authorization of issuance of the Shares, the authorization of the issuance of the Floating Rate Guarantee and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein
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Fisher Scientific International Inc.
July 29, 2004
Page 3


stated.

         The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

         (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on either of the Floating Rate Indenture or the Floating Rate Guarantee or any transaction contemplated thereby; and

         (c) in rendering the opinion set forth below in paragraph 2, we have assumed that (1) the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares and (2) the Conversion Price (as defined in the Floating Rate Indenture) will be at least equal to the par value of the Shares at the time of conversion.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. When (i) the Registration Statement has been declared effective under the Securities Act, (ii) the New Floating Rate Debentures have been duly executed and authenticated in accordance with the terms of the Floating Rate Indenture and have been issued and delivered upon consummation of the Floating Rate Exchange Offer against receipt of the Old Floating Rate CODES surrendered in exchange therefor in accordance with the terms of the Floating Rate Exchange Offer and (iii) the Floating Rate Guarantee has been executed and delivered by the Company in accordance with the terms of the Floating Rate Indenture, the Floating Rate Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2. The Shares initially issuable upon conversion of the New Floating Rate Debentures have been duly authorized by all necessary corporate action, and when (i) the Floating Rate Indenture has been duly executed and delivered and
(ii) the Shares have been issued and delivered upon conversion of the New Floating Rate Debentures in accordance with the terms of the Floating Rate Indenture, the Shares will be validly issued, fully paid and nonassessable.

         In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Floating Rate Indenture and the Floating Rate Guarantee and the performance by the Company of its obligations under the
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Fisher Scientific International Inc.
July 29, 2004
Page 4


Floating Rate Indenture and the Floating Rate Guarantee thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in
Part II of the Registration Statement or the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by Amendment No. 1 to such Annual Report, filed with the Commission on May 13, 2004.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                  Very truly yours,


                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP